                                   EXHIBIT 11

                            SYNOVUS FINANCIAL CORP.

                           COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                                  (UNAUDITED)


                                                          Three Months Ended
                                                               March 31,
                                                      --------------------------
                                                          1995           1994
                                                      -----------     ----------
Primary

Net income                                            $24,069,831     20,418,837
                                                      ===========     ==========

Average common shares outstanding                      75,860,425     74,657,413
Average common shares added, assuming
   exercise of dilutive stock options                     854,297        768,831
                                                      -----------     ----------
Average common shares, as adjusted                     76,714,722     75,426,244
                                                      ===========     ==========

Net income per common share                           $      0.31           0.27
                                                      ===========     ==========

Assuming Full Dilution

Net income                                            $24,069,831     20,418,837
Adjustments:
  Interest expense on subordinated debentures              34,119         34,119
  Income tax effect on such interest expense              (11,942)       (11,942)
                                                      -----------     ----------
Net Income, as adjusted                               $24,092,008     20,441,014
                                                      ===========     ==========

Average common shares outstanding                      75,860,425     74,657,413
Average common shares added, assuming
   exercise of dilutive stock options                     882,959        768,831
Average common shares to be issued, assuming
   conversion of subordinated debentures                  301,947        301,947
                                                      -----------     ----------
Average common shares, as adjusted                     77,045,331     75,728,191
                                                      ===========     ==========

Net income per common share, assuming
   full dilution                                      $      0.31           0.27
                                                      ===========     ==========